EXHIBIT 4.2
FORM OF
Home Properties of New York, Inc.
Common Stock Warrant No.

Home Properties of New York, Inc., a Maryland corporation (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________________________ ("PURCHASER") or its permitted assigns under the terms of this Warrant (Purchaser or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "HOLDER") is entitled, subject to the terms set forth below, to acquire from the Company, at an exercise price per share of $30.25 per share (the "EXERCISE PRICE"), at any time or from time to time on or after the date hereof and prior to 5:00 P.M., New York City time, on the Expiration Date (as defined herein), good and valid title to _______ duly authorized fully paid and non-assessable shares of the Company's Common Stock, $.01 par value (the "COMMON STOCK," such shares of Common Stock, in each case as the number of such shares may be adjusted from time to time pursuant to Section 2.4 and the provisions of the Company's Amended and Restated Articles of Incorporation, as amended, are herein referred to as the "WARRANT SHARES"), which are (i) free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (each a "LIEN") created by or in respect of the Company, (ii) not subject to preemptive rights and (iii) fully registered under the Securities Act of 1933, as amended, (the "SECURITIES ACT") and under such state securities law which require such registration (together with the Securities Act, the "SECURITIES LAWS"), Certain capitalized terms not otherwise defined herein shall have the meanings set forth in Section 4 hereof.


SECTION 1.  EXERCISE OF WARRANT.

     1.1 Exercise. Subject to Section 10, this Warrant may be converted or exercised by Holder, in whole or in part (but not for less than 10% of the Warrant Shares issuable under this Warrant, or the remaining Warrant Shares, if less than such amount), at any time and from time to time on or after the date hereof and prior to 5:00 p.m. New York City time on the Expiration Date by surrender of this Warrant, together with the form of notice of exercise (in the form attached hereto as EXHIBIT A) duly completed and executed by Holder, to the Company at its principal office and accompanied by payment in full, in cash or by check payable to the order of the Company, in the amount of the aggregate Exercise Price for the Warrant Shares covered by such exercise. In lieu of exercising this Warrant pursuant to the immediately preceding sentence, the Holder shall have the right to require the Company to convert this Warrant, in whole or in part and at any time or times (the "CONVERSION RIGHT"), into Warrant Shares, by surrendering this Warrant to the Company accompanied by the form conversion notice (in the form attached hereto as EXHIBIT B) which has been duly completed and signed. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Warrant Shares which is equal to the quotient obtained by dividing (x) the value of this Warrant (or the portion thereof being converted) at the time the Conversion Right is exercised, determined by subtracting the aggregate Exercise Price for the Warrant (or such portion thereof being converted) immediately prior to the exercise of the Conversion Right from the aggregate current market price (determined on the basis of the Current Market Price Per Share) of that number of Warrant Shares purchasable upon exercise of this Warrant (or such portion thereof) immediately prior to the exercise of the Conversion Right (taking into account all applicable adjustments pursuant to this Warrant) by (y) the Current Market Price Per Share of one share of Common Stock immediately prior to the exercise of the Conversion Right. Any references in this Warrant to the "exercise" of any Warrants, and the use of the term "exercise" herein, shall be deemed to include, without limitation, any exercise of the Conversion Right. In the event this Warrant is not exercised in full, the Warrant Shares shall be reduced by the number of Warrant Shares subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new Warrant of like tenor in the name of Holder, reflecting the number of Warrant Shares remaining after such exercise.

     1.2 DELIVERY OF STOCK CERTIFICATES. PROMPTLY UPON EXERCISE OF THIS WARRANT IN FULL OR IN PART, THE COMPANY WILL ISSUE AND DELIVER TO HOLDER, A CERTIFICATE OR CERTIFICATES, IN SUCH NAME OR NAMES AS SUCH HOLDER MAY DESIGNATE, FOR THE NUMBER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK TO WHICH HOLDER SHALL BE ENTITLED ON SUCH EXERCISE.

   1.3 Fractional Shares. This Warrant may not be exercised as to fractional shares of Common Stock. If any fraction of a share of Common Stock would be issuable, except for the provisions of this
           Section 1.3, on the exercise of this Warrant in full or in part, the Company shall pay a cash Adjustment in respect of such fractional interest equal to the product of (x) such fractional interest and
           (y) the Current Market Price Per Share as of the date this Warrant is surrendered for exercise as provided in Section 1.1.

SECTION 2.  CERTAIN OBLIGATIONS OF THE COMPANY.

     2.1 Reservation of Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, solely for the purpose of effecting the exercise of this Warrant, a number of shares of Common Stock equal to the total number of Warrant Shares then issuable upon the exercise of this Warrant. The Company will from time to time, in accordance with the laws of its state of incorporation, take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

     2.2 Corporate Actions. The Company covenants that all warrant shares will, upon issuance in accordabce with the terms of this warrant and the Company's Amended and Restated Articles of Incorporation, be fully paid and nonassessable, free from all taxes with respect to the issuance thereof (other than income taxes, if any, related to ordinary income attributable to the holder) and from all liens and will be fully registered under the Securities Laws. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of the Company's Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company amy validly and legally issue fully paid and nonassessable shares of the Company's Common Stock upon the exercise of this Warrant from time to time outstanding, including, without limitation, amending its Amended and Restated Articles of Incorporation, and (c) will not take any action which results in an adjustment in the number of Warrant Shares obtainable upon the exercise of this Warrant if the total number of shares of the Company's Common Stock (or other securities) issuable after such action upon the exercise of this Warrant would exceed the total number of shares of the Company's Common Stock (or other securities) then authorized by the Company's Amended and Restated Articles of Incorporation and available for purpose of issuance upon such exercise.

   2.3 Maintenance of Office. The Company will maintain an office, initially at Rochester, New York, where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

   2.4 Adjustment of Warrant Shares Purchasable.

           (a) The number of Warrant Shares which may be acquired upon the exercise or conversion of this Warrant and the Exercise Price of such shares are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section
                2.4 at any time or from time to time after the date hereof and prior to the Expiration Date.

           (b) If the Company shall, after the original date of issuance of this Warrant: (A) pay a dividend or make a distribution on its capital shares in shares of Common Stock, (B) subdivide (by any share split, share dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (C) combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares of capital stock by reclassification of its shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the business day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above as if this Warrant had been exercised immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (b) shall become effective immediately after the opening of business on the business day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the business day next following the effective date in the case of a subdivision, combination or reclassification.

          (c) If after the original date of issuance of this Warrant the Company shall issue rights, options or warrants to all holders of Common Stock entitling them (for a period
                expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price less than the Exercise Adjustment Price on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Exercise Price in effect at the opening of business on the business day next following such record date shall be adjusted to equal the price determined by dividing (i) the sum of (A) the product derived by multiplying (1) the Exercise Price in effect immediately prior to such issuance or sale times (2) the outstanding shares of Common Stock immediately prior to such issuance or sale; plus (B) the gross proceeds, if any, received by the Company upon such issue or sale (including any gross consideration payable upon exercise of such rights, options or warrants), by (ii) the outstanding shares of Common Stock (including the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants)
                immediately after such issuance or sale.    Such adjustment
                shall become effective immediately after the opening of business on the day next following such record date. In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Exercise Adjustment Price, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

          (d) If the Company shall distribute to all holders of Common Stock any securities of the Company (other than shares of Common Stock) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the shares of Common Stock after December 31, 1999 which are not in excess of the following: the sum of
                (i) the Company's cumulative undistributed Funds from Operations at December 31, 1999, plus (ii) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1999, minus (iii) the cumulative amount of dividends accrued or paid in respect of the Series C Preferred Stock or any other class or series of preferred stock of the Company after the original date of issuance of this Warrant) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of shares of Common Stock entitling them for a period expiring within 45 days after the record date referred to in paragraph (c) above to subscribe for or purchase shares of Common Stock, which rights and warrants are referred to in and treated under paragraph
                (c) above) (any of the foregoing being hereinafter in this paragraph (d) collectively called the "SECURITIES" and individually a "SECURITY"), then in each such case the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Exercise Price of Common Stock on the record date for the determination of stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the Exercise Price of Common Stock on the record date for the determination of stockholders entitled to receive such distribution. Such adjustment shall become effective immediately at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution. For the purpose of this paragraph (d), the distribution of a Security, which is distributed not only to the holders of the shares of Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person exercising this Warrant after such determination date, shall not require an adjustment of the Exercise Price pursuant to this paragraph
                (d); provided that on the date, if any, on which a person exercising this Warrant would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Exercise Price shall be adjusted as provided in this paragraph (d) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

          (e) In case a tender or exchange offer (which term shall not include open market repurchases by the Company) made by the Company or any subsidiary of the Company for all or any portion of the shares of Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "EXPIRATION
                TIME") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Exercise Adjustment Price of Common Stock on the trading day next succeeding the Expiration Time, the Exercise Price shall be reduced to equal the price determined by multiplying the Exercise
                Price in effect immediately prior to the effectiveness of the Exercise Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Exercise Adjustment Price of Common Stock on the trading day next succeeding the Expiration Time, and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "PURCHASED SHARES") and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration
                Time and the Exercise Adjustment Price of Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (f) If and whenever on or after the original date of issuance of this Warrant the Company issues or sells, any of its shares of Common Stock or securiteis convertible or exchangeable into Common Stock ("Convertible Securities") for a gross consideration per share less than the exercise adjustment price in effect immediately prior to the time of such issuance or sale, then upon such issuance or sale, the exercise price shall be reduced and adjusted to an amount determined by dividing (i) the sum of(A) the product derived by multiplying
                (1) the exercise price in effect immediately prior to such issuance or sale times (2) the outstanding shares of Common Stock immediately prior to such issuance or sale, plus
                (B) the gross consideration, if any, received by the Company upon such issuance or sale, (including any gross consideration payable upon conversion or exchange of the Convertible Securities) by (ii) the outstanding shares of Common Stock (assuming the full conversion or exercise of all such Convertible Securities) immediately after such issuance or sale.

           (g) In the event that the provisions of this Section 2.4 fail as a result of an unintentional oversight to provide expressly for the adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of this Warrant under circumstances that, based upon the purposes and intentions expressed herein, would otherwise have been addressed, the Board of Directors of the Company shall, in good faith, cause an equitable adjustment to be made to the Exercise Price or the number of Warrant Shares purchasable upon exercise of this Warrant to correct such an oversight.

           (h) If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the shares of Common Stock and excluding any transaction as to which paragraph
                (b) of this Section 2.4 applies) (each of the foregoing being referred to herein as a "TRANSACTION"), in each case as a result of which all or substantially all of the shares of Common Stock are converted into the right to receive shares, securities or other property (including cash or any combination thereof), this Warrant shall thereafter be exercisable into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which this Warrant was exercisable immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property
                (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph (h) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (h), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holder that will contain provisions enabling the Holder to exercise into the consideration received by holders of shares of Common Stock at the Exercise Price in effect immediately prior to such Transaction. The provisions of this paragraph (h) shall similarly apply to successive Transactions.

           (i) No adjustment in the Exercise Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this Section 2.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 2.4 not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 2.4, the Company shall not be required to make any adjustment of the Exercise Price: (i) for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts of cash in shares of Common Stock under such plan; (ii) the issuance of options and the shares of Common Stock issued upon exercise of such options pursuant to an employee or director stock option program approved by the Board of Directors of the Company; or (iii) the issuance of limited partnership interests in the Operating Partnership, or any other equity or debt securities which are convertible, directly or indirectly, into or exchangeable for Common Stock in connection with the acquisition of property or real estate operating businesses or equity interests in such businesses and the Common Stock issued upon conversion thereof. All calculations under this Section 2.4 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section
                2.4 to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Exercise Price, in addition to those required by this Section 2.4, as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets
                (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

           (j) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be number of Warrant Shares so purchasable immediately thereafter.

           (k) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly cause to be prepared a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the Warrant Holder in accordance with Section 7.

SECTION 3.  NOTICE OF CERTAIN EVENTS.

   If at any time:

     (a) The Company shall declare any dividend or distribution payable to the holders of its Common Stock or any other class of its capital stock;

     (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or rights to subscribe thereto;

     (c) there shall be any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization or any other extraordinary event or any transaction; or

     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company as a whole or substantially as a whole in a single transaction or a series of related transactions; or

     (e) the Company shall declare any share split, share dividend, subdivision, combination or similar distribution with respect to the shares of Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock;

          each such event, a "NOTIFICATION EVENT"), then, in any one or more of such cases, the Company shall give Holder written notice, by certified mail (or nationally recognized overnight courier), of the date on which a record shall be taken for such Notification Event or for determining stockholders entitled to vote upon such Notification Event or winding up and of the date, if determined, when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Notification Event, as the case may be. Such notice shall describe the proposed transaction in reasonable detail and specify the consideration to be received by the Holder in respect thereto and/or any adjustment which would be made to the number of Warrant Shares obtainable upon the exercise of this Warrant as a result of such transaction. The Company shall also furnish to the Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders. Such written notice shall be given not less than 10 days prior to the record date with respect thereto.

SECTION 4.  DEFINITIONS.


As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:


     4.1 The term "Common Stock" includes the Company's Common Stock and any other securities or rights into which or for which the Common Stock is converted or exchanged, whether pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation, or otherwise.

     4.2 "CURRENT MARKET PRICE PER SHARE" SHALL MEAN, WITH RESPECT TO ANY OF THE COMMON STOCK, AS OF ANY PARTICULAR DATE OF DETERMINATION:

        (a) if the Common Stock is then reported on the Composite Transactions Tape, the average of the daily closing prices for the 20 consecutive trading days ending at the close of business on the trading day immediately preceding such date as reported on the Composite Transactions Tape (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period); or

        (b) if the Common Stock is not then reported on the Composite Transaction Tape but is then listed or admitted to trading on a national securities exchange, the average of the daily last sale prices regular way of such Common Stock, for the 20 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period), on the principal national securities exchange on which such Common Stock is traded or, in case no such sale takes place on any such day, the average of the closing bid and asked prices regular way, in either case on such national securities exchange; or

        (c) if the Common Stock is not then reported on the Composite Transaction Tape and is not then listed or admitted for trading on a national securities exchange but is then traded on the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 20 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period), as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose; or

        (d) if no such prices are then furnished, the higher of (x) the Exercise Price and (y) the fair market value of a share of the Common Stock as determined by agreement between the Purchaser and the Company or, in the absence of such an agreement, by a mutually agreed upon accounting firm (the cost of which engagement will be borne by the Company) and reasonably acceptable to the holder of this Warrant.

     4.3. The term "Exercise Adjustment Price" shall mean the price per share of Common Stock which is the lesser of: (i) $29.95 (which shall be adjusted in the case of any combination (by reverse stock split or otherwise) of its outstanding shares of Common Stock into a smaller number of shares); or (ii) the Exercise Price.

     4.4 The term "Expiration Date" shall mean the date that is the fifth anniversary of the date on which this Warrant was issued.

     4.5. The term "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Operating Partnership interests or minority interests (as reflected in the financial statements of the Company) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated October, 1999, as such definitions may be modified from time to time, as determined by the Company in good faith.

     4.6. The term "Operating Partnership" shall mean Home Properties of New York, L.P.

     4.7. The term "Person" shall mean an individual, corporaiton, partnerhsip, limited liability company, association, trust, joint venture, unincorporated organizaiton or any government, governmental department or agency or political subdivision thereof.

     4.8. The term "Warrant Shares" shall mean the shares of Common Stock from time to time issued upon exercise of this Warrant.

SECTION 5.  REPLACEMENT OF WARRANTS.


Upon surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant, then, the Company, at its expense, shall execute and deliver, in lieu of and in replacement of this Warrant, a Warrant identical in form to this Warrant.


SECTION  6.  REMEDIES.


The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder. Such remedies and all other remedies provided for in this Warrant shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Warrant.


Section 7.  NOTICES.


Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either
(i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid (iii) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to the address of Holder appearing in the registration books referred to in Section 8 or, if to the Company, to its office maintained pursuant to Section 2.3.


SECTION 8.  SALE OF WARRANT OR SHARES.


This Warrant shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose and shall be transferable only on said books by the registered Holder's duly authorized attorney upon surrender of this Warrant properly endorsed.


SECTION 9.  NO DIVIDENDS OR VOTING RIGHTS.


Unless and until exercised, no provision of this Warrant shall be construed as conferring upon the Holder the right to receive dividends or to vote as a shareholder of the Company.


SECTION 10.  SURVIVAL.


The provisions of Section 6 shall survive the termination or expiration of this Warrant and shall continue to be effective with respect to Warrant Shares.


SECTION 11.  MISCELLANEOUS.


This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.


SECTION 12.  Governing Law.

     This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to conflict of laws provisions thereof.


IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed as an instrument under seal by a duly authorized officer and, in the case of the Company, attested by its Secretary or Assistant Secretary.

Dated as of May 22, 2000


                                 Home Properties of New York, Inc.

                                 By:

                                 Name:

Attest:                          Title:



Ann M. McCormick, Secretary

                                 Prudential Investment Management Services, LLC

                                 By:

                                 Name:

                                 Title:

EXHIBIT A
FORM OF NOTICE OF EXERCISE
(To be signed only on exercise of
Common Stock Warrant)
TO:  __________________

     __________________

     __________________




The undersigned, the holder of the within Common Stock Warrant, hereby irrevocably elects to exercise this Common Stock Warrant for, and to receive thereunder __________ shares of Common Stock of Home Properties of New York, Inc. (the "Company"), and requests that the certificates for such shares be issued in the name of ______________________, and delivered to ___________________________________________________________________ whose address is __________________________________________________.


Dated:




                                      (Signature must conform in all respects
                                      to name of Holder as specified on the
                                      face of the Warrant)

                                      __________________________


                                       (Address)

                                      ______________________________


*Insert here the number of shares of Common Stock as to which the Warrant is being exercised.

EXHIBIT B
FORM OF NOTICE OF CONVERSION

(To be executed upon conversion of Warrant)


     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant delivered herewith, to convert ____ shares ("CONVERTED SHARES") which may be purchased under the Warrant represented thereby into____ Warrant Shares* in accordance with the terms hereof and cash in the amount of $____ in lieu of fractional shares, calculated as follows (capitalized terms not defined in this notice are used as defined in the Warrant):

     (____ Converted Shares  x  $____ [Current Market Price Per Share]) -
     (____ Converted Shares  x  Exercise Price [$30.25, as adjusted])
       =  $____ ["VALUE OF  WARRANT TO BE CONVERTED"]

     $____ [Value of Warrant to be Converted] <divide> $____ [Current Market Price Per
        Share]  =  ___ Warrant Shares and .__  fractional share  x  $____
[Current
        Market Price Per Share].

The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________________________ whose address is _______________________________ and that such certificate be delivered to
____________________ whose address is __________________________.  If said number of Warrant Shares is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the Warrant Shares be registered in the name of _____________ _______________________ whose address is_________________________________________ and that such Warrant be delivered to ___________________________ address is ______________________.

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant.)


Date:_____________

*Consisting of _____ shares of Common Stock